UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

PSI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	04-2608935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11200 Waples Mill Road, Suite 200 Fairfax, VA	22030
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:
Common Stock, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [X]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Form 1-A (File No: 024-10740)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

PSI International, Inc., a Virginia corporation (the “Company”), hereby incorporates by reference the description of its common stock, no par value per share (the “Common Stock”), to be registered hereunder contained under the heading “Description of Securities” in the Company’s Offering Statement on Form 1-A (File No. 024-10740), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2017, as subsequently amended, and qualified by the Commission on January 18, 2018.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PSI INTERNATIONAL, INC.

Date: January 18, 2018	By:	/s/ Richard Kyeongsoo Seol
	Name:	Richard Kyeongsoo Seol
	Title:	President and Chairman (Principal Executive Officer)